                                                                    Exhibit 5.01

                      [Letterhead of Fenwick & West LLP]

                               December 22, 1999


Exodus Communications, Inc.
2831 Mission College Boulevard
Santa Clara, CA  95054


Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on or about December 23, 1999 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 6,713,086 shares of your Common Stock (the "Stock"), all of which will be sold by certain selling stockholders (the "Selling Stockholders").

     In rendering this opinion, we have examined the following:

     (1) your registration statement on Form 8-A filed with the Commission on February 13, 1998 and your registration statement on Form 8-A filed with the Commission on January 29, 1999, as amended by a Form 8-A/A filed with the Commission on November 29, 1999;

     (2) your annual report on Form 10-K for the fiscal year ended December 31, 1998 filed with the Commission on February 22, 1999;

     (3) your quarterly report on Form 10-Q for the quarter ended March 31, 1999 filed with the Commission on May 17, 1999, as amended by a Form 10-Q/A filed with the Commission on June 25, 1999, your quarterly report on Form 10-Q for the quarter ended June 30, 1999 filed with the Commission on August 13, 1999, and your quarterly report on Form 10-Q for the quarter ended September 30, 1999 filed with the Commission on November 12, 1999;

     (4) your current reports on Form 8-K filed with the Commission on January 29, 1999, February 22, 1999, March 2, 1999, June 18, 1999, August 11,
          1999 (as amended on October 12, 1999 and November 29, 1999), November 29, 1999 (two reports), and December 3, 1999;

     (5) the Registration Statement, together with the exhibits filed as a part thereof or incorporated by reference therein;

     (6) the prospectus prepared in connection with the Registration Statement (the "Prospectus");

Exodus Communications, Inc.
December 22, 1999
Page 2


     (7) the Agreement and Plan of Reorganization dated as of October 26, 1999, among you, Service Metrics, Inc. and Sweet Acquisition Corp. and the Stock Purchase Agreement dated as of November 20, 1999, among you and the shareholders of Global OnLine Japan Co., Ltd.

     (8) copies provided to us of the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are relevant to the issuance of the Stock to the Selling Stockholders and the registration of the Stock pursuant to the Registration Statement that are contained in your minute books and the minute books of your predecessor, Exodus Communications, Inc., a California corporation, which are maintained by you;

     (9) a certificate from your transfer agent dated December 22, 1999 regarding the number of shares outstanding, and a list prepared by you identifying all outstanding options, warrants and other rights to acquire your capital stock; and

     (10) a Management Certificate addressed to us and dated of even date herewith executed by you containing certain factual and other representations.

     We have also confirmed the continued effectiveness of your registration on Form 8-A filed on February 13, 1998 under the Securities Exchange Act of 1934, as amended, by telephone call to the offices of the Commission and have confirmed your eligibility to use Form S-3.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals or copies of originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any documents reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from records referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts
                                        -------
that would cause us to believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the State of California and the existing Delaware General Corporation Law.

     In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have become effective under the Securities Act of 1933, as amended, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of such shares of Stock. We also assume you will timely file any and all supplements to the Registration Statement and Prospectus as are necessary to comply with applicable laws, rules or regulations of the Commission or any other governmental body. However, we take no

Exodus Communications, Inc.
December 22, 1999
Page 3


responsibility to monitor your future compliance with applicable laws, rules or regulations of the Commission or any other governmental body.

     Based upon the foregoing, it is our opinion that the up to 6,713,086 shares of Stock to be sold by the Selling Stockholders pursuant to the Registration Statement are validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto.

     This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof.

                                                Very truly yours,



                                                /s/ Fenwick & West LLP